UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 08, 2010

Sierra Ventures, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	333-146675	26-0665441
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5466 Canvasback Rd., Blaine, WA 98230
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  (702) 839-4029

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2010, Ken Liebscher, our President, Chief Executive Officer, signed a letter agreement (the “Letter Agreement”) with Monte Cristo Projects LLC and Alan Chambers, whereby Mr. Liebscher has agreed to acquire 38 unpatented BLM claims including those known as Silver Summit and Candelaria and 2 historic silver mine leases known as Lucky Boy Silver Mine and the Black Butte Silver Mine (the “AG Properties”), all located in Mineral County, State of Nevada.

In consideration for the claims, Mr. Liebscher has agreed to pay US$55,000 to Monte Cristo Projects LLC and issue 75,000 shares of common stock of our company to Monte Cristo Projects LLC and 75,000 shares of common stock of our company to Alan Chambers.

On February 23, 2010, Mr. Liebscher assigned all of his right, title and interest in and to the letter agreement and the AG Properties to our company in consideration for $1.00.  Our company will carry out the obligations and take the benefit of the letter agreement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement dated February 8, 2010 between Ken Liebscher, Monte Cristo Projects LLC and Alan Chambers

10.2	Assignment Agreement dated February 23, 2010 with Ken Liebscher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA VENTURES, INC.

Per:

Ken Liebscher
President, Chief Executive Officer, and Director
February _____, 2010

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